Exhibit 99.1


                Trex Company Announces Third Quarter 2005 Results



     WINCHESTER, Va.--(BUSINESS WIRE)--Oct. 26, 2005--Trex Company, Inc. (NYSE:
TWP), manufacturer of Trex(R) decking and railing, today announced its financial results for the third quarter ended September 30, 2005.
     Net sales for the third quarter of 2005 totaled $77.4 million, compared to $64.4 million for the third quarter of 2004. The Company reported net income for the 2005 third quarter of $5.2 million, or $0.35 per diluted share, compared to net income of $7.1 million, or $0.48 per diluted share, for the 2004 third quarter.
     For the nine months ended September 30, 2005, Trex Company reported net sales of $250.1 million, compared to net sales of $224.0 million for the nine months ended September 30, 2004. Net income for the 2005 nine-month period totaled $12.6 million, or $0.84 per diluted share, compared to $27.5 million, or $1.86 per diluted share, for the 2004 nine-month period.
     Chairman and Chief Executive Officer Anthony J. Cavanna said, "Sales in the third quarter of 2005 rose 20% over the same period in 2004, principally driven by strong acceptance of our premium decking products, Trex Accents(R) and Trex Brasilia(TM). This strong sales performance also indicates that the high trade inventory levels we experienced earlier this year are behind us. Our earnings, however, continue to be negatively affected by increases in the price of plastic raw materials and unabsorbed fixed manufacturing costs resulting from the temporary suspension of operations of some of the production lines at our Winchester and Fernley plants.
     "As we enter what has historically been the slow season for our Company, we have idled additional capacity at our manufacturing sites in order to manage finished goods inventory levels going into 2006. We are also aggressively pursuing initiatives to improve the Company's execution in all areas so that we can take maximum advantage of Trex's leading brand, our superior products and the many exciting growth opportunities in our market in 2006 and beyond. We are working to expand our retail distribution and to strengthen our pull-through demand programs. We are also evaluating levels of SG&A spending for 2006 and taking steps to improve manufacturing performance at each of our three plants."
     The Company updated its July 27, 2005 guidance for fiscal 2005, which called for net sales to range from $270 million to $280 million and diluted earnings per share to range from $0.50 to $0.60. The Company projects that net sales for the full year 2005 will continue to be in the range of $270 million to $280 million. However, due to continued increases in the cost of raw materials, lower plant utilization and higher SG&A, the Company now expects earnings per diluted share in the range of $0.18 to $0.23.
     Trex will hold a conference call to discuss its third quarter 2005 results on Thursday, October 27 at 11:00 a.m. ET. A live webcast of the conference call will be available to all investors at the Trex Company website at www.trex.com. The call will also be simulcast at www.streetevents.com.

     About Trex Company

     Trex Company is the nation's largest manufacturer of composite decking and railing, with over 13 years of product experience. Products are marketed under the brand name Trex(R). Made from a unique formulation of reclaimed wood and plastic, combined through a proprietary process, Trex decking and railing offer significant design flexibility with fewer ongoing maintenance requirements than wood. For more information, visit the Company's website, www.trex.com. Trex(R), Trex Accents(R), and Trex Brasilia(TM) are trademarks of Trex Company, Inc., Winchester, Va.

     The statements in this press release regarding the Company's expected sales performance and operating results, its projections of net sales, net income, earnings per share and costs, its anticipated financial condition and its business strategy constitute "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are subject to risks and uncertainties that could cause the Company's actual operating results to differ materially. Such risks and uncertainties include the extent of market acceptance of the Company's products, the sensitivity of the Company's business to general economic conditions, the Company's ability to continue to obtain raw materials at acceptable prices, the Company's ability to increase production levels to meet increasing demand for its products, and the highly competitive markets in which the Company operates. The Company's report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2005 and its subsequent filings on Form 10-Q for the first and second quarters of 2005 discuss some of the important factors that could cause the Company's actual results to differ materially from those expressed or implied in these forward-looking statements. The Company expressly disclaims any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.


                          TREX COMPANY, INC.
            Condensed Consolidated Statements of Operations
            (In thousands, except share and per share data)
                              (Unaudited)


                          Three Months Ended      Nine Months Ended
                             September 30,           September 30,
                           2004        2005        2004        2005
                       ----------- ----------- ----------- -----------

Net sales                 $64,350     $77,371    $224,014    $250,140

Cost of sales              39,667      53,035     132,366     169,595
                       ----------- ----------- ----------- -----------

Gross profit               24,683      24,336      91,648      80,545

Selling, general and
 administrative
 expenses                  12,947      17,093      45,614      61,534
                       ----------- ----------- ----------- -----------

Income from operations     11,736       7,243      46,034      19,011

Interest expense, net         640         187       2,549       1,663
                       ----------- ----------- ----------- -----------

Income before income
 taxes                     11,096       7,056      43,485      17,348

Income taxes                3,995       1,891      15,979       4,793
                       ----------- ----------- ----------- -----------

Net income                 $7,101      $5,165     $27,506     $12,555
                       =========== =========== =========== ===========

Diluted earnings per
 common share               $0.48       $0.35       $1.86       $0.84
                       =========== =========== =========== ===========


Diluted weighted
 average shares
 outstanding           14,856,343  14,847,519  14,791,463  14,881,423
                       =========== =========== =========== ===========



                          TREX COMPANY, INC.
                 Condensed Consolidated Balance Sheets
                   (In thousands, except share data)

                                                 31-Dec-04  30-Sep-05
                                                 --------- -----------
                                                           (unaudited)
ASSETS
Current  assets:
   Cash and cash equivalents                      $23,925     $14,705
   Restricted cash                                 20,959           -
   Accounts receivable                             21,964      13,648
   Inventories                                     44,357      51,957
   Prepaid expenses and other assets                4,162       3,268
   Income taxes receivable                            497       5,279
   Deferred income taxes                            2,975       1,629
                                                 --------- -----------
           Total current assets                   118,839      90,486
                                                 --------- -----------
Property, plant and equipment, net                158,389     193,268
Goodwill                                            6,837       6,837
Debt-related derivatives                                -         165
Other assets                                        2,986       3,038
                                                 --------- -----------
           Total assets                          $287,051    $293,794
                                                 ========= ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable and accrued expenses          $31,496     $32,254
   Current portion long-term debt                   8,932       9,007
                                                 --------- -----------
           Total current liabilities               40,428      41,261
                                                 --------- -----------
   Deferred income taxes                           15,808      16,635
   Debt-related derivatives                         1,736       1,224
   Long-term debt, net of current portion          69,565      60,778
                                                 --------- -----------
           Total liabilities                      127,537     119,898
                                                 --------- -----------
Stockholders' equity:
   Preferred stock, $0.01 par value, 3,000,000
    shares authorized; none issued and
    outstanding                                         -           -
   Common stock, $0.01 par value, 40,000,000
    shares authorized; 14,843,820 and 14,886,998
    shares issued and outstanding at December 31,
    2004 and September 30, 2005                       148         149
   Additional paid-in capital                      60,182      61,858
   Deferred compensation                           (1,259)     (1,536)
   Accumulated other comprehensive loss            (1,098)       (671)
   Retained earnings                              101,541     114,096
                                                 --------- -----------
            Total stockholders' equity            159,514     173,896
                                                 --------- -----------
            Total liabilities and stockholders'
             equity                              $287,051    $293,794
                                                 ========= ===========



                          TREX COMPANY, INC.
            Condensed Consolidated Statements of Cash Flows
                            (In thousands)
                              (Unaudited)


                                                     Nine Months Ended
                                                       September 30,
                                                      2004      2005
                                                   --------- ---------
OPERATING ACTIVITIES
Net income                                          $27,506   $12,555
Adjustments to reconcile net income to net cash
 provided by operating activities:
Depreciation and amortization                        10,209    11,280
Other non-cash charges                                3,120     4,419
Changes in operating assets and liabilities          27,688    (2,414)
                                                   --------- ---------

Net cash provided by operating activities           $68,523   $25,840
                                                   --------- ---------

INVESTING ACTIVITIES                               ($16,666) ($26,679)
                                                   --------- ---------

FINANCING ACTIVITIES                                 $1,849   ($8,381)
                                                   --------- ---------

Net increase (decrease) in cash and cash
 equivalents                                        $53,706   $(9,220)
Cash and cash equivalents at beginning of period     $8,151   $23,925
                                                   --------- ---------

Cash and cash equivalents at end of period          $61,857   $14,705
                                                   ========= =========



    CONTACT: Trex Company, Inc.
             Paul Fletcher, 540-542-6300
             or
             Lippert/Heilshorn & Assoc.
             Harriet Fried, 212-838-3777